UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2017

Ritchie Bros. Auctioneers Incorporated

(Exact name of registrant as specified in its charter)

Canada	001-13425	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 0C6
(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2017, the Board of Directors (the “Board”) of Ritchie Bros. Auctioneers Incorporated (the “Company”) resolved to increase the size of the Board from eight to ten directors and has appointed J. Kim Fennell and Amy Guggenheim-Shenkan as directors of the Company to fill the resulting vacancies, effective July 1, 2017. The Board has appointed Mr. Fennell to serve on the Compensation Committee of the Company and Ms. Guggenheim-Shenkan to serve on the Audit Committee of the Company. There were no arrangements or understandings pursuant to which either Mr. Fennell or Ms. Guggenheim-Shenkan were appointed as directors, and there are no relationships between either Mr. Fennell or Ms. Guggenheim-Shenkan and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Both Mr. Fennell or Ms. Guggenheim-Shenkan will participate in the Company’s standard director compensation program. The program generally in effect for the current fiscal year ending December 31, 2017 is described in “Non-Executive Director Compensation” in the Company’s proxy statement for its 2017 Annual and Special Meeting of Shareholders filed with the Securities and Exchange Commission on March 20, 2017.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on June 14, 2017 announcing the appointments of Mr. Fennell and Ms. Guggenheim-Shenkan. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated June 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2017	Ritchie Bros. Auctioneers Incorporated

	By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 14, 2017